EXHIBIT 7.1

FORM OF RULE 10B5-1 TRADING PLAN

This Trading Plan (the “Trading Plan”) is entered into on October 11, 2010  (“Seller’s Adoption Date”)

between Time Poly Management Limited (“Seller”) and UBS Financial Services Inc. (“UBSFS“) for the purpose of selling shares of common stock (“Stock”) of Tianyin Pharmaceutical Co., Inc. (“Issuer”), TPI (Ticker), including; Stock that the Seller has the right to acquire under outstanding stock options (“the Options”);  Stock that is acquired by Seller pursuant to the Issuer's employee stock purchase plan (the "ESPP Stock"); Stock that is acquired upon vesting of outstanding restricted stock units/awards from Issuer (“RSUs/RSAs”); and, Stock that is acquired upon vesting of outstanding performance share awards from Issuer (“PSAs”) listed on Exhibit A, in accordance with Rule 10b5-1(c)(1) of  the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Seller and UBSFS agree as follows:
1.
Specific Plan of Sale. UBSFS, acting as agent, agrees to effect sales of Stock on behalf of Seller in accordance with the specific instructions set forth in Exhibit A (the “Trading Instructions”).  UBSFS's obligations under this Trading Plan will not take effect until UBSFS approves and accepts this Trading Plan.

2.	Fees/Commissions. Seller shall pay UBSFS 0.05 per share of Stock sold; with such amounts to be deducted by UBSFS from the proceeds of sales under this Trading Plan.

3.           Seller’s Representations and Warranties.  Seller represents and warrants that:

(a)
Seller is a corporation duly organized under the laws of The British Virgin Islands and has all requisite corporate power and authority to execute and deliver this Trading Plan, and to perform its obligations hereunder. The execution, delivery and performance of this Trading Plan by Seller has been duly authorized by all necessary corporate action and constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms;

(b)	All investment decisions on behalf of Seller, including without limitation, decisions to purchase or sell, to securities owned by Seller, are made by the following officers of Seller:

Name:	Dr. Guojing Jiang	Title:	CEO, Director

Name:		Title:

Name:		Title:

(c)	As of Adoption Date, the Individuals above are not aware of any material nonpublic information concerning Issuer or any securities of Issuer;

(d)
Seller has implemented reasonable policies and procedures to ensure that individuals making investment decisions would not violate the laws prohibiting trading on the basis of material nonpublic information;

(e)	Seller is entering into this Trading Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1;

(f)	Seller has informed Issuer of this Trading Plan and has furnished Issuer with a copy, and Seller has determined that this Trading Plan is consistent with Issuer's insider trading policy;

(g)
Seller has disclosed to UBSFS any agreements that Seller is currently party to, or within the past 60 days, has been party to, with another broker, dealer or financial institution (each, a “Financial Institution”) entered into for the purpose of establishing a trading plan that complies with Rule 10b5-1;

(h)	Seller is not subject to any legal, regulatory or contractual restriction or undertaking that would prevent UBSFS from conducting sales in accordance with this Trading Plan;

(i)
the Stock to be sold under this Trading Plan is owned free and clear by Seller and is not subject to any liens, security interests or other encumbrances or limitations on dispositions, other than those imposed by Rule 144 or Rule 145, if applicable;

(j)
Seller has had an opportunity to consult with Seller’s own advisors as to the legal, tax, financial and other aspects of this Trading Plan, including this Trading Plan’s compliance with Rule 10b5-1 and applicable state law.  Seller has not received or relied on any representations from UBSFS concerning this Trading Plan’s compliance with Rule 10b5-1..

©UBS Financial Services Inc. 2010

4.           Agreements by Seller.  Seller acknowledges and agrees to the following provisions:

(a)
Brokerage Account. Seller shall open a sole-purpose UBSFS brokerage account in the name of and for the benefit of Seller (the “Plan Account”), prior to acceptance and approval of this Trading Plan by UBSFS 10b5-1 Group.

(b)
Delivery of Stock.  Seller shall deliver all shares of Stock to be sold pursuant to this Trading Plan into the Plan Account prior to the commencement of any sales under this Trading Plan. This excludes any Options, PSAs, RSAs, RSUs, or ESPP shares to be sold under the plan listed in Exhibit A. If the Sale Amount is designated as an aggregate dollar amount, Seller agrees to deliver shares of Stock in an amount to be agreed upon by Seller and UBSFS as sufficient to effect sales anticipated under this Trading Plan, and upon notification from UBSFS that the number of shares of Stock in the Plan Account is less than the number of shares that UBSFS estimates remain to be sold pursuant to this Trading Plan, Seller agrees to deliver promptly to the Plan Account the number of shares of Stock specified by UBSFS as necessary to eliminate this shortfall.

(c)
Hedging Transactions. While this Trading Plan is in effect, Seller shall comply with the prohibition set forth in Rule 10b5-1(c)(1)(i)(C) against entering into or altering a corresponding or hedging transaction or position with respect to the Stock.

(d)
Notice to UBS Financial Services Inc.  Seller shall notify UBSFS to terminate or suspend sales, as appropriate, as soon as practicable upon the occurrence of any of the events contemplated in paragraph 7(a) or (b) or paragraph 8(c).

(e)
Communications. Seller shall not, directly or indirectly, communicate any material nonpublic information relating to the Stock or Issuer to any employee of the UBSFS 10b5-1 Group or any UBSFS Financial Advisor.

(f)
Compliance with Applicable Laws and Required Exchange Act Filings.  Seller shall comply with all applicable laws, rules and regulations, and Seller shall make all filings required under Sections 13 and 16 of the Exchange Act in a timely manner.

(g)	No Influence. Seller does not have, and shall not attempt to exercise, any influence over how, when or whether to effect sales of Stock pursuant to this Trading Plan.

(h)	Stock Non-Marginable. The Stock is not marginable and may not be used by Seller as collateral for any purpose.

(i)
Execution, Average Pricing and Pro Rata Allocation of Sales.  UBSFS may sell Stock on any national securities exchange, in the over-the-counter market, on an automated trading system or otherwise.  UBSFS or one of its affiliates may make a market in the Stock and may act as principal in executing sales under the Trading Plan.  To the extent that UBSFS administers other trading plans relating to Issuer's securities, UBSFS may aggregate orders for Seller with orders under other sellers' trading plans for execution in a block and allocate each execution on a pro rata basis to each seller.  In the event of partial execution of block orders, UBSFS shall allocate the proceeds of all Stock actually sold on a particular day pursuant to all Rule 10b5-1 trading plans concerning Issuer's securities that UBSFS manages pro rata based on the ratio of (x) the number of shares to be sold pursuant to the order instructions of each Trading Plan to (y) the total number of shares to be sold under all Trading Plans having the same type of order instructions.

(j)
Exclusivity. Until this Trading Plan has been terminated, Seller shall not enter into any agreement with, give any instructions to, or adopt a plan for trading with another Financial Institution with respect to purchase or sale of the Stock or the Options that are referenced in Exhibit A of the plan, for the purpose of establishing a trading plan that complies with Rule 10b5-1.

(k)	Acknowledgment of Relief from Obligation to Effect Sales. UBSFS shall be relieved of its obligation to sell Stock as otherwise required by paragraph 1 above at any time when:

(i)
UBSFS has determined that (A) it is prohibited from doing so by a legal, contractual or regulatory restriction applicable to it or its affiliates or to Seller or Seller’s affiliates; or (B) a material adverse change in the financial markets, in the market activity in the Stock or in the internal systems of UBSFS or one of its affiliates, an outbreak or escalation of hostilities or other crisis or calamity has occurred (in each case, the effect of which is such as to make it, in the sole judgment of UBSFS, impracticable for UBSFS to sell Stock); or (C) a trading suspension with respect to the Stock by the Securities and Exchange Commission or the primary listed exchange or a delisting of the Stock or a banking moratorium has occurred; if UBSFS cannot effect a sale for any of such reasons, UBSFS shall effect such sale as promptly as practical after the cessation or termination of such cause, subject to the restrictions set forth in paragraph 1 of Exhibit A;

©UBS Financial Services Inc. 2010

(ii)	This Trading Plan is suspended in accordance with paragraph 7 below;

(iii)	This Trading Plan is terminated in accordance with paragraph 8 below;

5.	Rule 144 and Rule 145. With respect to sales of Stock subject to Rule 144 or Rule 145, Seller and UBSFS agree to comply with the following provisions:

(a)           Agreements by Seller Regarding Rule 144 and Rule 145.

(i)
Seller agrees not to take, and agrees to cause any person or entity with which Seller would be required to aggregate sales of Stock pursuant to Rule 144(a)(2) or (e) not to take, any action that would cause the sales hereunder not to meet all applicable requirements of Rule 144 or Rule 145.

(ii)
Seller agrees to complete, execute and deliver to UBSFS Forms 144 for sales to be effected under the Trading Plan at such times and in such numbers as UBSFS shall request.  Seller hereby grants UBSFS a power of attorney to complete and file on behalf of Seller any required Forms 144.  The remarks section of each Form 144 filed shall include a statement to the effect that the shares covered by the Form 144 are being sold pursuant to a Rule 10b5-1 trading plan dated as of the date hereof, and the representation regarding the seller's knowledge of material nonpublic information speaks as of that plan adoption date.

(iii)
Seller agrees to complete, execute and deliver to UBSFS Rule 144 Seller’s Representation Letters (in the form attached as Exhibit C) for sales to be effected under the Trading Plan at such times and in such numbers as UBSFS shall request.

(iv)	Seller agrees to notify 10b5-1 Group of UBSFS immediately if there is any change in Seller’s employment, affiliate or non-affiliate status.

(b)           Agreements by UBSFS Regarding Rule 144 and Rule 145.

(i)
UBSFS agrees to conduct all sales pursuant to the Trading Plan in accordance with the manner of sale requirement of Rule 144.  UBSFS shall not affect any sales that it knows would exceed the then-applicable volume limitation under Rule 144.

(ii)	UBSFS agrees to file such Forms 144 furnished by Seller pursuant to paragraph 5(a)(ii) on behalf of Seller as required by applicable law.

(iii)	UBSFS agrees to submit such Rule 144 Seller’s Representation Letters furnished by Seller pursuant to paragraph 5(a)(iii) on behalf of Seller as required by Issuer's transfer agent.

6.	Options. If applicable, Seller and UBSFS agree to the provisions regarding the exercise of Options contained in Exhibit A.

(a)           Seller's Representations and Warranties.

(i)
Seller represents and warrants that the Options listed in Exhibit A are held free and clear without liens, security interests or other encumbrances or limitations on exercise of the vested portion thereof, other than the requirement that Seller comply with the exercise provisions of such Options; and

(ii)	The shares of Stock acquired through exercise of the Options shall be held free and clear by Seller without liens, security interests or other encumbrances or limitations on disposition.

(b)           Delivery.

(i)
Seller agrees to complete, execute and deliver to UBSFS Stock Option Exercise Notices, in the form provided by Issuer, for the exercise of Options pursuant to the Trading Plan at such times and in such numbers as UBSFS shall request.  Seller hereby authorizes UBSFS to deliver such Stock Option Exercise Notices to Issuer on Seller’s behalf as necessary to effectuate such exercises and settle the sales of Stock underlying such Options under the Trading Plan.  Seller agrees to make appropriate arrangements to ensure that Stock received upon the exercise of Options shall be delivered to the Plan Account promptly after Issuer’s receipt of the applicable Stock Option Exercise Form.

©UBS Financial Services Inc. 2010

(ii)	UBSFS shall be relieved of its obligation to exercise Options and sell Stock as otherwise required at any time when Seller has failed to deliver Stock Options Exercise Notices or underlying shares.

(c)           Exercise.

(i)	UBSFS shall exercise a sufficient number of Options to effect such sales in the manner specified in Exhibit A.

(ii)
UBSFS shall, in connection with the exercise of Options, remit to Issuer the exercise price along with such amounts as may be necessary to satisfy withholding obligations.  These amounts shall be deducted from the proceeds of sale of the Stock, together with late fees, if applicable.

(iii)	UBSFS shall in no event exercise any Option if, at the time of exercise, the cost of the Option exercise (plus fees and commissions) is equal to or greater than the market value of the Stock.

7.           Suspension.  Sales under this Trading Plan shall be suspended as follows:

(a)
Promptly after the date on which UBSFS receives notice from Seller or Issuer of legal, contractual or regulatory restrictions applicable to Seller or Seller’s affiliates that would prevent UBSFS from selling Stock under this Trading Plan (such notice merely stating that there is a restriction applicable to Seller without specifying the reasons for the restriction), including a restriction based on Seller’s awareness of material nonpublic information in connection with a tender offer for Issuer’s securities (transactions on the basis of which Rule 14e-3 of the Exchange Act could be violated).  The Seller or the Issuer will notify UBSFS  in writing of its intention and specify the beginning date and the ending date, to the extent that it’s known, of the suspension or temporary withdrawal period.  The notice shall be provided no less than two (2) business days prior to beginning or end of suspension date.

(b)
In the event of a Qualifying Securities Offering, promptly after the date on which UBSFS receives notice from Issuer or Seller of the Suspension Date until UBSFS receives notice from Issuer or Seller of the Resumption Date; provided, however, that (i) Seller certifies that Seller has no control over the Suspension Date or the Resumption Date, and (ii) if Seller is unable to make such certification then this paragraph shall result in a termination of the Trading Plan, rather than suspension.

“Qualifying Securities Offering” means any offering of securities of Issuer for cash in which the lead underwriter, lead manager, initial purchaser, placement agent or other entity performing a similar function (each, an “Underwriter”) requires Seller to agree to restrict Seller’s ability to effect Sales pursuant to this Trading Plan.

“Suspension Date” means the date on which a preliminary prospectus, offering memorandum, offering circular or other disclosure document (each, a “Preliminary Offering Document”) is first used to market securities of Issuer by the Underwriter, or if a Preliminary Offering Document is not used, the date on which the underwriting agreement, purchase agreement, placement agent agreement or similar agreement (each, an “Underwriting Agreement”) is entered into by the Underwriter and Issuer.

“Resumption Date” means the day immediately following the expiration of the time period during which Seller was restricted from effecting Sales pursuant to this Trading Plan in accordance with the Underwriting Agreement.

(c)
In the event that the UBSFS 10b5-1 Group becomes aware of material nonpublic information concerning Issuer or the Stock, UBSFS may be required by applicable law or, in its sole discretion, find it advisable, to suspend sales under this Trading Plan.  In such case, UBSFS shall promptly notify Seller of the suspension of sales under this Trading Plan.

8.	Termination. This Trading Plan will terminate on the earliest to occur of the following:

(a)           at the close of trading on June 30, 2011;

(b)	promptly after the date on which UBSFS receives notice from Seller of the termination of this Trading Plan, in which case, Seller agrees to notify the Issuer promptly of such termination;

©UBS Financial Services Inc. 2010

(c)	upon the reasonable determination by UBSFS, or promptly after the reasonable determination by Seller and notice to UBSFS, that this Trading Plan does not comply with Rule 10b5-1;

(d)           promptly after the date UBSFS is notified of the death of Seller;

(e)	immediately in the event that Seller fails to deliver any Stock pursuant to paragraph 4(b) or fails to satisfy the delivery requirements with respect to Options set forth herein; or

(f)	the date that the aggregate number of shares of Stock sold pursuant to this Trading Plan reaches 1,000,000 shares.

9.
Confidentiality.  UBS Financials Services, Inc. will maintain the confidentiality of this Plan and will not disclose the specific terms of this Plan to any person or entity, except:  (i) to those persons who reasonably need to know the information in the execution and administration of the Trading Plan; (ii) to respond to any inquiry from the Securities and Exchange Commission, FINRA, NYSE or any other self-regulatory organization, any State securities regulator, or any other governmental authority regarding the Trading Plan,  (iii) to any other person or entity to the extent such disclosure is required by law or by a subpoena issued by a court of competent jurisdiction.

10.           Indemnification; Limitation of Liability.

(a)           Indemnification.

(i)
Seller agrees to indemnify and hold harmless UBSFS and its directors, officers, employees and affiliates from and against all claims, losses, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, "Losses") arising out of or attributable to (A) UBSFS’s actions taken or not taken in compliance with this Trading Plan, (B) any breach by Seller of this Trading Plan (including Seller’s representations and warranties hereunder), or (C) any violation by Seller of applicable laws or regulations. This indemnification shall survive termination of this Trading Plan.

(ii)
UBSFS agrees to indemnify and hold harmless Seller from and against all Losses arising out of or attributable to the gross negligence or willful misconduct of UBSFS in connection with this Trading Plan.

(b)           Limitation of Liability.

(i)
Notwithstanding any other provision hereof, UBSFS shall not be liable to Seller, and Seller shall not be liable to UBSFS, for: (A) special, indirect, punitive, exemplary or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen; or (B) any failure to perform or to cease performance or any delay in performance that results from a cause or circumstance that is beyond its reasonable control, including, but not limited to, failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, severe weather, market disruptions or other causes commonly known as “acts of God”.

(ii)
Notwithstanding any other provision hereof, UBSFS shall not be liable to Seller for (A) the exercise of discretionary authority or discretionary control under this Trading Plan, if any, or (B) any failure to effect a sale required by paragraph 1, except for failures to effect sales as a result of the gross negligence or willful misconduct of UBSFS

11.
Agreement to Arbitrate.  Any dispute between Seller and UBSFS arising out of, relating to or in connection with this Trading Plan or any transaction relating to this Trading Plan shall be determined only by arbitration as provided in the UBSFS brokerage account agreement referred to in paragraph 4(a).

12.           Notices.

(a)	All notices to UBSFS under this Trading Plan shall be provided in writing to the 10b5-1 Group of UBSFS by facsimile at fax number 201-352-4728.

(b)	All notices to Seller under this Trading Plan shall be provided by mail to the address below:

©UBS Financial Services Inc. 2010

______________________________
______________________________
______________________________
______________________________

(c)
UBSFS will provide notification of all sales of Stock and exercise of Options under this Trading Plan to Seller and to Issuer by e-mail at the below addresses by 6 p.m. (ET) on the date of execution on a best efforts basis, with a final report by 12 p.m. (ET) on the following business day.  Seller and Issuer agree to notify UBSFS in writing of any changes to the contact information provided.

______________________________
______________________________
______________________________
______________________________

13.
Amendments and Modifications.  This Trading Plan and the Exhibits hereto may be amended by Seller only upon the written consent of UBSFS and receipt by UBSFS of the following documents, each dated as of the date of such amendment:

(a)
a certificate signed by Seller, certifying that the representations and warranties of Seller contained in this Trading Plan are true at and as of the date of such certificate as if made at and as of such date; and

(b)           an issuer certificate completed by Issuer substantially in the form of Exhibit B.

14.
Inconsistency with Law.  If any provision of this Trading Plan is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation.  All other provisions of this Trading Plan will continue and remain in full force and effect.

15.	Governing Law. This Trading Plan shall be governed by and construed in accordance with the internal laws of the State of New York.

16.
Entire Agreement.  This Trading Plan, including Exhibits, and the brokerage account agreement referred to in paragraph 4(a) above, constitute the entire agreement between the parties with respect to this Trading Plan and supersede any prior agreements or understandings with regard to this Trading Plan.

17.
Counterparts.  This Trading Plan may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument; provided, however that (i) Seller’s Adoption Date is the same date that Seller signed this Trading Plan and its Exhibits, (ii) the Trading Plan Effective Date may be no sooner than two weeks following the Seller’s Adoption Date, (iii) the Issuer’s Certification Date, as defined in Exhibit B, may not be earlier than the Seller’s Adoption Date, and (iv) UBSFS will not approve and accept this Trading Plan on any date that is prior to the Seller’s Adoption Date or the Issuer’s Certification Date.

NOTICE:  THIS AGREEMENT CONTAINS A PREDISPUTE ARBITRATION CLAUSE IN PARAGRAPH 11.

IN WITNESS WHEREOF, the undersigned have signed this Trading Plan as of the date specified below.

TIME POLY MANAGEMENT LIMITED

/s/ Guoqing Jiang	October 11, 2010
Dr. Guoqing Jiang	Date

Title: Director, CEO

©UBS Financial Services Inc. 2010

NOTICE: Signature date above must be the same as Seller’s Adoption Date as defined in the opening section of this Trading Plan.

ACCEPTED BY: UBS FINANCIAL SERVICES INC.

/s/ Igor Shteyn	October 11, 2010
Name: Igor Shteyn	Date

Title: Executive Director

/s/ Christopher DeLuca	October 11, 2010
Name: Christopher DeLuca	Date

Title: Associate Director

©UBS Financial Services Inc. 2010

EXHIBIT A

This Exhibit A may not be amended except in accordance with the Trading Plan.

The Seller confirms the following:
(Check applicable boses)

☑ I am ☐ I am not an officer, director or direct or indirect beneficial owner of greater than 10% of any class of equity security of the Issuer

☑ I have ☐ I have not been notified by Issuer that I am subject to the requirements of Section 16 of Securities Exchange Act of 1934 ("Exchange Act")

☑ I have ☐ I have not been notified by the Issuer that I may be deemed an "affiliate" as defined in Rule 144 of Securities Ace of 1933 ("Securities Act")

SPECIFIC TRADING INSTRUCTIONS

In no event shall UBSFS sell any shares of  Tianyin Pharmaceutical Co., Inc. (Ticker: TPI ) pursuant to the Trading Plan prior to ___10____/___11___/__2010____ (the “Trading Plan Effective Date”), which is compliant with the Issuer’s Insider Trading Policies and may not be less than 2 weeks from the Seller's Adoption Date.

Trading Schedule A (For sale of Restricted Stock)
Order A#	Order Entry Date	Number of Shares to be Sold	Type of order: Limit Price ($) or Market	Duration of order (Day, GTC)	Order Cancel Date	Original Date of Purchase	Nature of Acquisition	Comments
1	First Allowable	150,000	$3.00	GTC	10/31/2010	1/16/2008	Founders Shares	This order will be entered daily, subject to a 10% Percentage of Daily Volume ("POV") constraint.
2	11/1/2010	150,000	$3.00	GTC	11/30/2010	1/16/2008	Founders Shares	This order will be entered daily, subject to a 10% Percentage of Daily Volume ("POV") constraint.
3	12/1/2010	150,000	$3.00	GTC	12/31/2010	1/16/2008	Founders Shares	This order will be entered daily, subject to a 10% Percentage of Daily Volume ("POV") constraint.
4	1/1/2011	150,000	$3.00	GTC	1/31/2011	1/16/2008	Founders Shares	This order will be entered daily, subject to a 10% Percentage of Daily Volume ("POV") constraint.
5	2/1/2011	150,000	$3.00	GTC	2/28/2011	1/16/2008	Founders Shares	This order will be entered daily, subject to a 10% Percentage of Daily Volume ("POV") constraint.

©UBS Financial Services Inc. 2010

6	3/1/2011	150,000	$3.00	GTC	3/31/2011	1/16/2008	Founders Shares	This order will be entered daily, subject to a 10% Percentage of Daily Volume ("POV") constraint.
7	4/1/2011	100,000	$3.00	GTC	4/30/2011	1/16/2008	Founders Shares	This order will be entered daily, subject to a 10% Percentage of Daily Volume ("POV") constraint.
8	4/1/2011	50,000 or lesser amount remaining in the plan	$3.00	GTC	4/30/2011	1/16/2008	Founders Shares	This order will be entered daily, subject to a 10% Percentage of Daily Volume ("POV") constraint.
9	5/1/2011	150,000 or lesser amount remaining in the plan	$3.00	GTC	5/31/2011	1/16/2008	Founders Shares	This order will be entered daily, subject to a 10% Percentage of Daily Volume ("POV") constraint.
10	6/1/2011	150,000 or lesser amount remaining in the plan	$3.00	GTC	6/30/2011	1/16/2008	Founders Shares	This order will be entered daily, subject to a 10% Percentage of Daily Volume ("POV") constraint.

PLEASE NOTE: If any orders are placed at the market or if the market price is higher than the limit price at the time that orders are placed, such orders shall be sold over the course of the trading day on a Best Efforts/Not Held basis. “Not Held” is defined as a market or limit order that gives UBSFS both time and price discretion to attempt to get the best possible price.

1.
A “Sale Day” shall be any day during the “Order Sales Period”, defined as the period between the Order Entry Date and Order Cancel Date or Order Execution, on which the sales price specified in the trading schedule is met; provided, however, that if any Sale Day is not a Trading Day, such Sale Day shall be deemed to fall on the next succeeding Trading Day within the Order Sales Period

2
If UBSFS cannot sell the share amount on any Sale Day for any of the reasons described in Section 4(k)(i) & (ii) of the   Trading Plan, than UBSFS will re-enter the sale on the next possible Trading Day as defined below.

3.
Share amounts and the limit prices shall be adjusted on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Stock or any change in capitalization with respect to Issuer that occurs while the Trading Plan is in effect, following such time as the Seller or the Issuer notifies 10b5-1 Group of the corporate action promptly and in writing.

©UBS Financial Services Inc. 2010

4.
A “Trading Day” is any day during the Order Sales Period on which the primary listed exchange is open for business and the Stock trades regular way; provided, however, that a “Trading Day” shall mean only that day’s regular trading session of the primary exchange and shall not include any extended-hours or after-hours trading sessions that the primary exchange may allow.

/s/ Guoqing Jiang	October 11, 2010
Date
Name: Dr. Guoqing Jiang

Title: Director, CEO

NOTICE: Signature date must be the same as Seller’s Adoption Date as defined in the opening section of this Trading Plan.

©UBS Financial Services Inc. 2010

EXHIBIT B

ISSUER CERTIFICATE

1.
Tianyin Pharmaceutical Co., Inc (“Issuer”) certifies that it has approved and retained a copy of the Trading Plan dated October 11, 2010 the (“Trading Plan”) between Time Poly Management Limited (“Seller”) and UBSFS relating to the common stock of Issuer (the “Stock”).

2.
The Trading Plan is consistent with Issuer’s insider trading policies, and, to the best of Issuer’s knowledge, there are no legal, contractual or regulatory restrictions applicable to Seller or Seller’s affiliates as of the date of this representation that would prohibit Seller from either entering into the Trading Plan or selling Stock pursuant to the Trading Plan.

3.
During the Plan Sales Period, Issuer agrees to provide notice as soon as practicable to UBSFS in the event that the Trading Plan becomes inconsistent with Issuer’s insider trading policies, or Issuer becomes aware of legal, contractual or regulatory restrictions applicable to Seller or Seller’s affiliates that would prohibit any sale pursuant to the Trading Plan (such notice merely stating that there is a restriction applicable to Seller without specifying the reasons for such restriction).  In any event, Issuer shall not communicate any material nonpublic information about Issuer or its securities to UBSFS with respect to the Trading Plan.

Such notice shall be provided by facsimile to the 10b5-1 Group of UBSFS by facsimile at fax number 201-352-4728 and shall indicate the anticipated duration of the restriction but shall not include any other information about the nature of the restriction or its applicability to Seller.  Any such notice is provided under the express condition that UBSFS shall (i) maintain such information in confidence, (ii) share it only with those persons who reasonably need to know the information in the execution and administration of the Trading Plan, and (iii) use any information concerning or contained in such notice (including existence of the notice) for no purpose other than the execution and administration of the Trading Plan; provided, however, nothing in this paragraph shall prohibit UBSFS or its attorney from responding to any inquiry the Securities and Exchange Commission, FINRA, NYSE or any other self-regulatory organization, any State securities regulator, or any other governmental authority regarding such notice or its underlying facts and circumstances.

4.
To avoid delays in connection with transfers of stock certificates and settlement of transactions under the Trading Plan, and in acknowledgment of UBSFS’s agreement in the Trading Plan that sales of Stock under the Trading Plan will be effected in compliance with Rule 144, Issuer agrees that it will, immediately upon Seller’s directing delivery of Stock into an account at UBSFS in the name of and for the benefit of Seller, instruct its transfer agent to process the transfer of shares and issue a new certificate to Seller's transferee or nominee that does not bear any legend or statement restricting its transferability to a buyer.

5.
If client is exercising options under the Trading Plan then the Issuer acknowledges that Seller has authorized UBSFS to serve as Seller’s agent and attorney-in-fact to exercise certain Options to purchase the Stock from time to time pursuant to the Trading Plan.  Issuer agrees to accept, acknowledge and effect the exercise of such Options by UBSFS and the delivery of the underlying Stock to UBSFS (free of any legend or statement restricting its transferability to a buyer) upon receipt of a completed Stock Option Exercise Form (if required).

IN WITNESS WHEREOF, the undersigned have signed this Issuer Certificate as of the date specified below (“Issuer’s Certification Date”)

/s/ Min Ren	October 11, 2010
Date
Name: Min Ren

Title: Investor Relationship Director

©UBS Financial Services Inc. 2010

B-1

NOTICE: Signature date may not be earlier than Seller’s Adoption Date as defined in the opening section of this Trading Plan.

EXHIBIT C

This Exhibit C may not be amended except in accordance with the Trading Plan

RULE 144 LETTER

UBS Financial Services Inc.	Tianyin Pharmaceutical Co., Inc.
Attn: 10b5-1 Group	23rd Floor Unionsun Yangkuo Plaza, No 2
Block 3 South Renmin Road

Chengdu, China 610041
1000 Harbor Blvd, 7th Floor
Weehawken, NJ 07086

Ladies and Gentlemen:

In conjunction with my order(s) to sell shares of common stock of Tianyin Pharmaceutical Co., Inc. (“Issuer”) (“the Stock”), through you as broker or dealer for my account pursuant to the Rule 10b5-1 Trading Plan dated October 11, 2010 (the “Trading Plan”), under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), I advise you as follows:

1.	I intend to sell Stock pursuant to Rule 10b5-1. I intend for UBS Financial Services Inc. to adhere to the Trading Plan without alteration or modification during the plan period.

2.	I am an affiliate of the Issuer.

3.	The number of shares of Stock, which I have ordered you to sell as broker or dealer for my account, will conform to the Sales Instructions in Exhibit A of the Trading Plan.

4.
I have verified that Issuer has been subject to the Securities and Exchange Commission (the "SEC") information reporting requirements pursuant to the Exchange Act for at least the preceding 90 days and has filed all required periodic reports during the 12 months preceding the first sale or during any shorter period that the SEC may require.  As of the date of the Trading Plan, I did not know of any material nonpublic information concerning Issuer.

5.
If the securities being sold are "restricted securities" as defined in paragraph (a)(3) of Rule 144, I confirm that I have been the beneficial owner for a period of at least six (6) months as provided in paragraph (d) of Rule 144.

6.	a) I have not solicited or arranged for the solicitation of any orders to buy in anticipation or in connection with my proposed sales.

b) I have made no payments to any other person in connection with your execution of my order.

c) I have not agreed to act in concert with any other person in connection with my proposed sales.

7.	It is my bona fide intention to sell the Stock as expressly prescribed in the Trading Plan pursuant to the Plan.

8.	I understand that the payment of the proceeds of the sales will be delayed until the shares of Stock are transferred and delivered free of restrictions to UBS Financial Services Inc.

9.	All capitalized terms used in this Rule 144 Letter shall have the meanings ascribed to them in the Trading Plan.

The undersigned agrees to notify UBS Financial Services Inc. immediately if any of the above representations become inaccurate before the sales are completed.

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Very truly yours,

/s/ Guoqing Jiang	Dr. Guoqing Jiang
Signature of the Seller	Print Name

23rd Floor Unionsun Yangkuo Plaza

No 2 Block 3 South Renmin Road

Chengdu , China 610041	October 11, 2010
Seller's Address	Date

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